UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2008 (January 23, 2008)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers.

Executive Incentive Plan – Performance Goals for 2008

On January 23, 2008, the Compensation Committee of the Board of Directors of National Penn Bancshares, Inc. (“National Penn”) approved National Penn’s financial performance goals for Plan Year 2008 under the Executive Incentive Plan. These performance goals are filed in this Report as Exhibit 10.1 and are incorporated herein by reference.

In connection with the adoption of the financial performance goals for 2008, the Compensation Committee also approved conforming amendments to the Executive Incentive Plan document.  These amendments are reflected in an amended and restated Executive Incentive Plan document, which was approved by the National Penn Board of Directors on January 23, 2008.

The Executive Incentive Plan, as amended and restated, is filed in this report as Exhibit 10.2 and is incorporated herein by reference.  Changes made are indicated in boldface type.

2008 Salary Determination –Glenn E. Moyer

On January 23, 2008, based upon the recommendation of the Compensation Committee, National Penn’s Board of Directors (meeting in Executive Session with no management or non-independent directors present) set a 2008 base salary for Glenn E. Moyer, President and Chief Executive Officer, of $540,000. Under Mr. Moyer’s employment agreement, this 2008 salary amount becomes, as of January 1, 2008, the minimum salary amounts for future years.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)            Exhibits.

10.1	Executive Incentive Plan - Performance Goals - Plan Year 2008.
10.2	Amended and Restated Executive Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	January 29, 2008	By:	/s/ Glenn E. Moyer
			Name:	Glenn E. Moyer
			Title:	President and CEO

EXHIBIT INDEX

Exhibit Number                                                       Description

10.1	Executive Incentive Plan - Performance Goals - Plan Year 2008.
10.2	Amended and Restated Executive Incentive Plan